Exhibit 10.16(a)
                                                                ----------------

                                                                      A.1.e.(12)

                     SECOND AMENDED AND RESTATED SAGEBRUSH
                     -------------------------------------

                   GENERAL CO-OWNERSHIP PARTNERSHIP AGREEMENT
                   ------------------------------------------


          THIS SECOND AMENDED AND RESTATED SAGEBRUSH GENERAL CO-OWNERSHIP PARTNERSHIP AGREEMENT ("Amended Agreement") is made and entered into as of September 1, 1989 by and among ALPHA MARIAH, INC., a California corporation ("Alpha Mariah" or "AM"), BETA MARIAH, INC., a California corporation ("Beta Mariah" or "BM"), GAMMA MARIAH, INC., a California corporation ("Gamma Mariah" or "GM"), DELTA MARIAH, INC., a California corporation ("Delta Mariah" or "DM"), ALPHA WILLOW, INC., a California corporation ("Alpha Willow" or "AW"), BETA JOSHUA, INC., a California corporation ("Beta Joshua" or "BJ"), ALPHA JOSHUA, INC., a California corporation ("Alpha Joshua" or "AJ"), ALPHA JOSHUA (PRIME), INC., a California corporation ("Alpha Joshua (Prime)" or "AJ-1"), BETA WILLOW, INC., a California corporation ("Beta Willow" or "BW"), BETA WILLOW (PRIME), INC., a California corporation ("Beta Willow (Prime)" or "BW-1"), SAGEBRUSH PARTNER ELEVEN, INC., a California corporation ("SP11"), SAGEBRUSH PARTNER TWELVE, INC., a California corporation ("SP12"), SAGEBRUSH PARTNER THIRTEEN, INC., a California corporation ("SP13"), SAGEBRUSH PARTNER FOURTEEN, INC., a California corporation ("SP14"), SAGEBRUSH PARTNER FIFTEEN, INC., a California corporation ("SP15"), SAGEBRUSH PARTNER SIXTEEN, INC., a California corporation ("SP16"), SAGEBRUSH PARTNER SEVENTEEN, INC., a California corporation ("SP17"), SAGEBRUSH PARTNER EIGHTEEN, INC., a California corporation ("SP18"), SAGEBRUSH PARTNER NINETEEN, INC., a California corporation ("SP19"), SAGEBRUSH PARTNER TWENTY, INC., a California corporation ("SP20"), and SAGEBRUSH PARTNER TWENTY-ONE, INC., a California corporation ("SP21") (collectively, the "Partners").

                                   WITNESSETH
                                   ----------

WHEREAS, each of the Partners, or their respective Partner Affiliate, intends to develop, or sell its interest in the Partnership to a party who will develop, wind energy or other renewable energy projects ("Projects") near the town of Mojave in Kern County, California and said Projects will be Qualifying Facilities, as that term is defined in the Regulations of the Federal Energy Regulatory Commission ("FERC"), 18 CFR Part 292, adopted to implement certain provisions of the Public Utility Regulatory Policies Act of 1978 ("PURPA");

WHEREAS, all of the electrical power generated by the Projects of the Partners or of Partner Affiliates will be sold to Southern California Edison Company ("SCE") pursuant to power purchase contracts ("Power Purchase Contracts") that each of the Partners, or their respective Partner Affiliate, will have with SCE;

WHEREAS, the Partners desire, for reasons of economic efficiency, to develop, build, own and operate jointly an electrical power transmission line from the locale of their or their Partner Affiliates' Projects near Mojave, California to SCE's Substation at Vincent, California and have acquired all of the partnership interests of the Partnership for that purpose; and,

WHEREAS, the Partners wish to amend and to restate their partnership agreement to reflect their understanding of how they intend to develop, build, own and operate jointly said electrical power transmission line;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Partners do hereby reform this general partnership pursuant to the California Uniform Partnership Act and in accordance with the terms and conditions of this Amended Agreement (as so reformed, the "Partnership").


     1.  Definitions.

          1.1. Active Partner shall be a Partner satisfying the prerequisites for an Active Partner set forth in Section 8.1.

          1.2. Adjusted Basis shall mean, at any time relevant herein, the Partnership's adjusted basis in any Partnership asset, as determined for Federal income tax purposes pursuant to Section 1011 of the Code.

          1.3. Affiliate shall mean with respect to a Partner any other person that directly or indirectly controls or is controlled by or is under common control with the person in question or who holds or beneficially owns 25% or more of the equity or beneficial interest in the specified person or 25% or more of any class of voting securities of the specified person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          1.4. Agreed Value shall mean the fair market value of Contributed Property as of the time of contribution, as determined by the Partnership and the Partner making the contribution, such property contributed by those Partners other than Beta Joshua, Alpha Joshua, Alpha Joshua (Prime), Beta Willow, and Beta Willow (Prime), having the fair market value set forth in Section 6.1.

          1.5. Bankruptcy shall mean, with respect to any Partner, when such Partner makes an assignment for the benefit of creditors, files a petition in bankruptcy, voluntarily, takes advantage of any bankruptcy or insolvency laws or is adjudicated a bankrupt or judicially insolvent or, if a petition or an answer is filed proposing the adjudication of such Partner as a bankruptcy, when such Partner shall consent to the filing thereof or sixty (60) days after the filing thereof unless the same shall have been discharged, opposed, or denied prior thereto.

          1.6. Capital Contribution shall mean any Cash Contribution and the Agreed Value of any Contributed Property which a Partner (or predecessor in interest) contributes to the Partnership.

          1.7. Capital Proceeds shall mean the aggregate net proceeds from (i) the sale or other disposition of all or a material portion of the Partnership's assets other than in the ordinary course of business, (ii) title or fire and extended casualty coverage insurance, and (iii) a taking of all or a portion of the Transmission Line by condemnation or other right of eminent domain.

          1.8. Carrying Value shall mean as of the time of determination, (i) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by the depreciation deductions, or amortization deductions charged to the capital accounts pursuant to Section 7.1 with respect to such property, and (ii) with respect to any other property, the Adjusted Basis of such property, in either case subject to book adjustments as set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g).

          1.9. Cash Contribution shall mean the amount of cash which a Partner (or predecessor in interest) contributes to the Partnership.

          1.10. Cash Flow shall mean the amount during any calendar year equal to gross receipts, if any, from the business of the Partnership.

          1.11. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

          1.12. Contributed Property shall mean any property or other consideration (other than cash) contributed by a Partner (or predecessor in interest) to the Partnership.

          1.13. Development Agreement shall mean the Amended and Restated. Development Agreement dated as of September 1, 1989 by and among ToyoWest II, a California general partnership, the Partnership, and the Partners.

          1.14. Fee Agreement shall mean a separate fee agreements agreement between each Partner and the Manager pursuant to the terms and conditions of the Management and Maintenance Agreement.

          1.15. Gain or Loss an Disposition shall mean the taxable gain or loss arising, for Federal income tax purposes, from the sale, exchange or other taxable disposition of all or a material portion off the Transmission Line as adjusted pursuant to Section 7.1.

          1.16. Inactive Partner shall mean a Partner who is not an Active Partner.

          1.17. Majority in Interest of Active Partners shall mean Active Partners owning a majority of the Percentage Interests of all Active Partners.

          1.18. Management and Maintenance Agreement shall mean the Sagebrush Management and Maintenance Agreement, dated as of September 1, 1989, among the Partnership, the Partners and the Manager, and any subsequent management and maintenance agreement entered into upon termination thereof,

          1.19. Manager shall mean the person (which shall not be a Partner) engaged by the Partnership pursuant to the Management and Maintenance Agreement to manage the day-to-day operations of the Partnership and to maintain, service and repair the Transmission Line.

          1.20. Mojave Equity shall mean one or more of CIBC Inc., EDS Financial Corporation and ESI Energy, Inc. as the context requires.

          1.21. Mojave Lease or Mojave Leases shall mean all or one of those Project Leases between a Mojave owner and a lessee of the Project owned by said Mojave owner.

          1.22. Mojave Owner or Mojave Owners shall mean all or any one of (1) U.S. Trust Company of California, N.A., not in its individual capacity but solely as Owner Trustee under a Trust Agreement, dated as of September 1, 1989, with CIBC Inc., (2) Bankers Trust Company of California, N.A. not in its individual capacity but solely as Owner Trustee under an Owner Trust Agreement, dated as of October 1, 1989 with EDS Financial Corporation, and (3) Bankers Trust Company of California, N.A. not in its individual capacity but solely as Owner Trustee under an Owner Trust Agreement dated as of October 1, 1989 with ESI Energy, Inc. or any of their respective successors and assigns.

          1.23. MWs shall mean megawatts.

          1.24. Net Agreed Value shall mean (i) in the case of cash, the amount thereof, (ii) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such Contributed Property is subject when contributed (provided, that property contributed by the Partners other than Beta Joshua, Alpha Joshua, Alpha Joshua (Prime), Beta Willow, and Beta Willow (Prime) shall have the Net Agreed Value set forth in Section 6.1 hereto), and (iii) in the case of any property (other than cash) distributed to a Partner, the fair market value (as determined by an appraiser selected by a Majority in Interest of Active Partners) of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

          1.25. Option Agreement shall mean the First Amended and Restated Option and Second Circuit Agreement, dated as of September 1, 1989, between the Sagebrush Partnership and Toyo West II and each of the partners of the Sagebrush Partnership.

          1.26. Partner Affiliate shall mean, with respect to a Partner that is a corporation, the sole shareholder of said Partner.

          1.27. Partnership Interest shall mean the interest acquired by a Partner in the Partnership including, without limitation, such Partner's right:
(a) to its allocable share of the Taxable Income or Loss, Gain or Loss on Disposition and credits of the Partnership, (b) to its use of the Transmission Line in accordance with its Percentage Interest, (c) to a distributive share of the assets of the Partnership, (d) to vote on those matters described in this Amended Agreement, and (e) to participate in the management and operation of the Partnership as provided in this Amended Agreement.

          1.28. Percentage Interest shall mean a percentage determined by dividing the number of MWs that is set forth opposite such Partner's name on Exhibit A to this Amended Agreement, as such Exhibit may be amended from time to time in accordance with this Amended Agreement, by the Transmission Line Load Capacity.

          1.29. Project shall mean a Partner's or Partner Affiliate's Qualifying Facility that uses or will use the Transmission Line to deliver its generated electricity to SCE, or its undivided interest in such Qualifying Facility.

          1.30. Qualifying Facility shall mean a Qualifying Facility as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207, and any successor thereto.

          1.31. Recapture Income shall mean any gain recognized by the Partnership upon the disposition of any asset of the Partnership which is characterized as ordinary income due to the recapture (under Section 1245 or 1250 of the Code or otherwise) of deductions previously taken for Federal income tax purposes with respect to such asset.

          1.32. SCE shall mean Southern California Edison Company, a public utility organized under the laws of the State of California.

          1.33. SCE Substations shall mean those certain Substations owned by SCE and located in Antelope, California and in Vincent, California.

          1.34. Tax Assumptions shall be as set forth in Exhibit B hereto.

          1.35. Tax Assumption opinion shall mean, with respect to any Tax Assumption, the receipt by the Manager of a written opinion of independent tax counsel selected by the Tax Matters Partner and reasonably acceptable to Toyo Menka, if any Affiliate of Toyo Menka or SeaWest Industries, Inc. is a lessee pursuant to any of the Mojave Leases and the Partner is or will be seeking indemnity under a Tax Indemnity Agreement, or if no such Affiliate is a lessee or if no Partner is or will be seeking indemnity under a Tax Indemnity Agreement, then the Active Partner with the largest Percentage Interest (or its lessee, if any, or its Partner Affiliate's Lessee, if any), that there does not exist a basis in law or in fact, as set forth in ABA Formal Opinion 85-352, to support filing the Partnership's tax return in a manner consistent with such Tax Assumption.

          1.36. Taxable income or Loss shall mean the income or loss of the Partnership as determined for Federal income tax purposes (but excluding Gain or Loss on Disposition) as adjusted pursuant to Section 7.1.

          1.37. Tax Indemnity Agreement shall mean a tax indemnity agreement by and between a Mojave Equity and the original lessee under a Mojave Lease.

          1.38. Tax Matters Partner shall initially be Alpha Joshua, and if Alpha Joshua is unable or unwilling to continue to serve as Tax Matters Partner or is no longer an Affiliate of a Mojave Equity, then Beta Willow shall be Tax Matters Partner, and if Beta Willow is unable to unwilling to continue to serve as Tax Matters Partner or is no longer an Affiliate of a Mojave Equity, then Alpha Joshua (Prime) shall serve as Tax Matters Partner, and if Alpha Joshua (Prime) is unable or unwilling to serve as Tax Matters Partner or is no longer an Affiliate of a Mojave Equity, then Beta Willow (Prime) shall serve as Tax Matters Partner, and if Beta Willow (Prime) is unable to unwilling to serve as Tax Matters Partner or is no longer an Affiliate of a Mojave Equity, then Beta Joshua shall be Tax Matters Partner and if Beta Joshua is unwilling or unable to continue to serve as Tax Matters Partner or is no longer an Affiliate of a Mojave Equity, then a Partner shall be selected by a Majority in Interest of the Active Partners to serve as Tax Matters Partner.

          1.39. Technical Use Agreement shall mean those separate agreements to be entered into by each Partner, or its Partner Affiliate, and the Partnership for the benefit of the Partnership and each Partner for the purpose of assuring the safe interconnection of each Partner's, or its Partner Affiliate's, Project with the Transmission Line and to establish rules and regulations designed to permit the safe and continuous use of the Transmission Line by the Partners.

          1.40. Temporary Period shall have the meaning specified in Section
8.1.2 of this Amended Agreement.

          1.41. Toyo Menka shall mean Toyo Menka Kaisha, Ltd., a Japanese corporation.

          1.42. Transmission Line shall mean that certain transmission line known as the Mojave-Vincent 230 kv Transmission Line, which shall consist of easements, franchises, licenses or other rights to use real property, electrical wires, power poles, cabling, switches, transformers, meters, safety equipment, and fences, the purpose and capacity of which shall be to transmit and deliver electrical power from the Partners', or Partner Affiliates' Projects located near the town of Mojave in Kern County, California to the SCE Substations, initially the one at Antelope and ultimately the one at Vincent, as more completely described in the Development Agreement.

          1.43. Transmission Line Load Capacity shall mean 420 MWs.

          1.44. Unrealized Gain shall mean as of any date of determination, the excess, if any, of the fair market value (as determined by an appraiser selected by a Majority in Interest of Active Partners) of an item of Partnership property as of such date over the Carrying Value of such property as of such date of determination.

          1.45. Unrealized Loss shall mean as of any date of determination, the excess, if any, of the Carrying Value of an item of Partnership property as of such date over the fair market value (as determined by an appraiser selected by a Majority in Interest of Active Partners) of such property as of such date of determination.

          1.46. Unreturned Capital Amount shall mean, with respect to each Partner, the amount of all Capital Contributions made by such Partner to the Partnership, decreased by distributions of cash and property to such Partner pursuant to Section 7.1.3(a).

     2.  Name.

          The name of the Partnership shall be Sagebrush.

     3.  Purpose.

          The sole purpose of the Partnership shall be to obtain fee interests in real property, easements, franchises, licenses or other rights-of-way for, and to develop, construct, own, operate and maintain, the Transmission Line for the benefit of the Partners and to engage in any and all other activities necessary to, in connection with, or incidental to, the accomplishment of the foregoing purpose of the Partnership. The Partnership shall have no other business or purpose. Active Partners, or their respective Partner Affiliates, or their respective lessees in accordance with Section 10 hereof, shall be entitled to use the Transmission Line without charge, and not other person shall be permitted to use the Transmission Line and no person shall be charged for the transmission of electricity thereon.

     4.  Term.

          The term of the partnership shall end on December 31, 2021, unless sooner terminated by operation of law or in accordance with the provisions hereof.

     5.  Principal Place of Business.

          The principal executive office of the Partnership shall be located at 6737 Oak Creek Road, Mojave, CA 93501 or such other place or places as the Partners may agree upon from time to time.

     6.  Capital Contributions/Sharing of Expenses.

          6.1. Capital Contributions (a) The Partners shall make Capital Contributions to the Partnership in the following amounts:

                BJ                           $ 1,974,000
                AJ                           $ 1,232,400
                BW                           $ 1,232,400
                AJ-1                         $ 1,137,600
                BW-1                         $ 1,137,600
                AM                           $ 1,974,000
                BM                           $ 1,974,000
                GM                           $ 1,185,000
                DM                            $  790,000
                AW                            $  277,000
                SB11                         $ 2,141,000
                SB12                          $  736,000
                SB13                          $  398,000
                SB14                         $ 1,149,000
                SB15                         $ 6,081,000
                SB16                         $ 1,743,000
                SB17                         $ 1,137,000
                SB18                         $ 1,706,000
                SB19                          $  142,000
                SB20                         $ 1,592,000
                SB21                          $  411,000

          (b) The Capital Contributions shall be payable in two installments, on the Initial Closing Date and on the Final Closing Date (each as defined in the Development Agreement).

          (c) On the Initial Closing Date, the Partners shall contribute to the Partnership cash and the Contributed Property described in Section 6.1(f) below, all in the amounts indicated in the table which follows:

                                                              Contributed
              Partner                 Cash                     Property
              -------                 ----                    -----------

              BJ                 $  1,125,999
              AJ                 $    702,979
              BW                 $    702,979
              AJ-1               $    648,904
              BW-1               $    648,904
              AM                                             $   1,125,999
              BM                                             $   1,125,999
              GM                                             $     675,942
              DM                                             $     450,628

              AW                                             $     158,005
              SB11                                           $   1,221,259
              SB12                                           $     419,825
              SB13                                           $     227,025
              SB14                                           $     655,407
              SB15                                           $   3,468,694
              SB16                                           $     994,233
              SB17                                           $     648,562
              SB18                                           $     973,128
              SB19                                           $      80,999
              SB20                                           $     908,101
              SB21                                           $     234,441

          (d) On the Final Closing Date, the Partners shall contribute to the Partnership cash and the Contributed Property described in Section 6.1(f) below, all in the amounts indicated in the table which follows:

                                                              Contributed
              Partner                 Cash                     Property
              -------                 ----                    -----------

              BJ                 $    848,001
              AJ                 $    529,421
              BW                 $    529,421
              AJ-1               $    488,696
              BW-1               $    488,696
              AM                                             $      848,001
              BM                                             $      848,001
              GM                                             $      509,058
              DM                                             $      339,372
              AW                                             $      118,995
              SB11                                           $      919,741
              SB12                                           $      316,175
              SB13                                           $      170,975
              SB14                                           $      493,593
              SB15                                           $    2,612,306
              SB16                                           $      748,767
              SB17                                           $      488,438
              SB18                                           $      732,872
              SB19                                           $       61,001
              SB20                                           $      683,899
              SB21                                           $      176,559

          (e) The Partnership shall use the Capital Contribution made in cash under Section 6.1(c) and 6.1(d) above to make payments due to ToyoWest II under the Development Agreement.

          (f) With respect to the Capital Contributions made by contribution of Contributed Property under Sections 6.1(c) and 6.1(d) above, the Partnership and the Partners acknowledge that (i) such Contributed Property consists of the rights of ToyoWest II to be paid under the Development Agreement amounts equivalent to the Contributed Property; (ii) ToyoWest II contributed such rights to payment to its wholly-owned subsidiaries which are Partners; and (iii) the Agreed Value of such Contributed Property is as set forth alongside the name of each Partner contributing Contributed Property.

          (g) Without the consent of each Partner, no other Contributed Property shall be contributed to the Partnership.

          6.2. Except as otherwise provided herein (including without limitation
Section 17.11), any and all expenses of the Partnership shall be shared and allocated ratably to each Partner in accordance with its Percentage Interest. The Manager, subject to the exceptions and exclusions set forth in Section 8 hereof and in the Management and Maintenance Agreement, as the same may be amended from time to time, shall be responsible for the payment of any and all expenses of the Partnership. No amounts paid to the Manager by a Partner pursuant to the Management and Maintenance Agreement or its Fee Agreement shall be treated as a Capital Contribution by such Partner to the Partnership, nor shall such expenses be reflected as Partnership expenses on the books of the Partnership. The obligations of the Partners to the Manager or to any other party with respect to the expenses of the Partnership shall be several obligations and shall not be joint obligations or joint and several obligations.

          6.3. No interest shall be paid on a Capital Contribution.

     7. Partnership Not For Profit; Capital Accounts; Cash Distribution and Allocations.

          The Partnership is not organized with the intention or expectation of making a cash profit from the operation of the Partnership but merely as an ownership form through which the Partners can accomplish the Partnership purpose of jointly developing, building, owning, operating and making available for the use of the Partners and Partner Affiliates in proportion to each Partner's Percentage interest the Transmission Line. The provisions of this Section 7 are included on the expectation that the Partnership will be treated as a partnership under the Code. At no time shall the Transmission Line be used by any person other than a Partner or Partner Affiliate (except for a lessee as permitted pursuant to Section 10) and at no time shall there be a fee or charge for the use of the Transmission Line. Other than from the possible sale or other disposition of Partnership assets, the Partnership does not expect to receive any material amount of revenues.

          7.1. Capital Accounts and Cash Distributions.

          (a) A separate capital account shall be maintained for each Partner in accordance with the rules of Treasury Regulation ss. 1.704-1(b)(2)(iv). The capital account of each Partner shall be:

          (x) credited with the sum of (i) the Cash Contributions and the Net Agreed Value of any Contributed Property contributed to the Partnership by such Partner and (ii) all Taxable Income and Gain on Disposition allocated to the Partner pursuant to Section 7.2 (but without regard to Section 7.2.1(d)) and

          (y) debited with the sum of (i) all Taxable Loss and Loss on Disposition allocated to the Partner pursuant to Section 7.2 (but without regard to Section 7.2.1(d)) and (ii) all cash and the Net Agreed value of any property distributed by the Partnership to such Partner.

Notwithstanding anything to the contrary contained herein, the capital account of a Partner shall be determined in all events in accordance with the rules set forth in Treasury Regulation ss. 1.704-1(b)(2)(iv), as the same may be amended or revised hereafter. To the extent that any provision of this Agreement is inconsistent with the requirements of Treasury Regulation ss. 1.704-1(b)(2)
(iv), such Treasury Regulation shall control. Any references in this Agreement to the capital account of a Partner shall be deemed to refer to such capital account as the same may be credited or debited from time to time as set forth above. No interest shall be paid on the capital account of any Partner and the Taxable Income or Loss of the Partnership shall be allocated, each year, prior to the allocation of the Partnership's Gain or Loss on Disposition for such year.

          (b) For purposes of computing the amount of any item of Taxable Income or Loss or Gain or Loss on Disposition to be reflected in capital accounts of the Partners, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for Federal income tax purposes, except that:

               (i) any depreciation, amortization or other cost recovery deductions attributable to property owned by the Partnership and any reduction in basis as required by sections 48(q) and 49(d) of the Code shall be determined based on the Carrying Value of such Partnership asset as of such date. Depreciation, amortization and cost recovery deductions for any asset shall mean for any fiscal year or other period an amount that bears the same ratio to the Carrying Value of that asset at the beginning of such fiscal year or other period as the Federal income tax depreciation, amortization, or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization or other cost recovery deduction allowable for any asset for such year or other period is zero, then depreciation or amortization deductions for that asset shall be determined with reference to such beginning Carrying Value using any method selected by the unanimous consent of the Partners;

               (ii) any income, gain or loss attributable to the taxable disposition of any Partnership asset shall he determined by the Partnership as if the Adjusted Basis of such Partnership asset on the date of disposition was equal to the Carrying Value of such Partnership asset as of such date;

               (iii) in accordance with Treasury Regulation ss. 1.704-1(b)
          (2)(iv)(j) if the Partnership's Adjusted Basis in any "section 38" property is reduced pursuant to Section 48 (q) of the Code, the amount of such reduction (computed a set forth in (i) above) shall be treated as an additional depreciation deduction for the year in which such reduction occurs and shall be allocated to those Partners whose allocable share of basis in Partnership assets is reduced pursuant to Section 48(q) and/or 49(d) of the Code in proportion to the amounts of any such reduction; and any restoration of any such reduction in Adjusted Basis (computed as set forth in (i) above) shall be allocated to the Partners in the same proportions as the investment tax credit recapture with respect to such "section 38" property is borne by the Partners;

               (iv) in the event that the Partnership determines to make any distribution to a Partner other than in cash (such determination to be made with the consent of all Partners), the capital accounts of the Partners, immediately prior to such distribution, shall be adjusted upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to the distributed property (as if such Unrealized Gain or Unrealized

          Loss had been recognized by the Partnership upon an actual sale of the property immediately prior to its distribution);

               (v) the computation of all items of income, gain, loss and deduction shall be made (a) without regard to any election under
          Section 754 of the Code which may be made by the Partnership (except to the extent required by Treasury Regulation ss. 1.704-l
          (b)(2)(iv)(m)(3)) and, (b) by taking into account those items described in Section 705 (a)(1)(B) or Section 705 (a)(2)(B) of the Code (or which are treated as Section 705(a)(2)(B) expenditures under Treasury Regulation ss. 1.704-1(b)(2)(iv)
          (i)) without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

          (c) Generally, a transferee of a Partnership interest shall succeed to the capital account attributable to the interest transferred, and there shall be no adjustment to the capital accounts as a result of such transfer. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, Partnership property shall be deemed to have been distributed in liquidation of the Partnership to the Partners existing immediately subsequent to the transfer, and recontributed by such Partner in reconstitution of the Partnership. Upon such recontribution, the Partnership properties shall be treated as Contributed Property and the capital accounts of the Partners in the reconstituted Partnership shall be maintained in accordance with the principles of Sections 7.1 and 7.2.

          (d) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on the Partnership's grant of a Partnership Interest to any person in exchange for a contribution of cash or Contributed Property to the Partnership or the distribution of cash or property by the Partnership to a Partner as consideration for a Partnership Interest, the capital accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such grant shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such grant or distribution and had been allocated to the partners at such time pursuant to Section 7.2 hereof.

               7.1.1. Negative Capital Accounts. On a Liquidation of the Partnership as defined in Section 13.6 (or of a Partner's Partnership Interest pursuant to Section 15 hereof), each Partner or such Withdrawing Partner shall be required to pay to the Partnership any deficit amount in its capital account

(such account to be determined after taking into account the allocation of tax items provided for in Sections 7.1 and 7.2) by the end of the Partnership's taxable year during which such liquidation occurs (or, if later, within 90 days following such liquidation).

               7.1.2. Distributions of Cash Flow. The Manager shall distribute the Cash Flow of the Partnership to each Partner at the close of each fiscal quarter in proportion to its then Percentage Interest in the Partnership; less
(i) any amounts owed by such Partner pursuant to the Management and Maintenance Agreement and the Fee Agreement and (ii) any amount owed by such Partner to other Partners pursuant to Section 17.11 of this Amended Agreement.

               7.1.3. Distribution of Capital Proceeds. Except as provided in
Section 13.6, the Manager shall distribute the Capital Proceeds of the Partnership to each Partner (after deducting (i) any amounts owed by such Partner pursuant to the Management and Maintenance Agreement and the Fee Agreement and (ii) any amount owed by such Partner to other Partners pursuant to
Section 17.11 of this Amended Agreement):

          (a) First, to each Partner with an Unreturned Capital Amount in proportion to the outstanding balance of each Partner's Unreturned Capital Amount, until the outstanding balance of each Partner's Unreturned Capital Amount is eliminated; and

          (b) Second, to each Partner in proportion to its then Percentage Interest.

          7.2. Allocations.

               7.2.1. Allocations.

          (a) Except as otherwise provided herein, Taxable Income and Loss and "qualified investment" in Section 38 property (within the meaning of Section 46(c) of the Code) shall be allocated to the Partners each period, for Federal income tax purposes, in proportion to the Partners' then respective Percentage Interests. Notwithstanding the foregoing, to the extent any expenses are paid by the Partnership, or are deemed to be paid by the Partnership, with Capital Contributions of a Partner or deemed Capital Contributions of a Partner, such expenses shall be allocated to such Partner.

          (b) Gain on Disposition shall be allocated first, to the Partners in proportion to and to the extent of any deficit balances in their respective capital accounts until all such capital accounts shall have been restored to zero; second, to each of the Partners, with a positive Unreturned Capital Amount in excess of its capital account (a "Capital Shortage" ), in proportion to such

Capital Shortages, until all Capital Shortages are eliminated; next, to the Partners until their Capital Excess Amounts (as defined below), if any, are in the ratio of their Percentage Interests or as close thereto as possible (the term "Capital Excess Amount" shall mean the amount, if any, by which a Partner's
      ---------------------
positive capital account balance exceeds its Unreturned Capital Amount balance); and thereafter, to the Partners in proportion to their then Percentage Interests.

          (c) Loss on Disposition shall be allocated first, to each of the Partners, with a Capital Excess Amount, in proportion to such Capital Excess Amounts, until all capital Excess Amounts are eliminated; next, in the event that any Partner has a Capital Shortage, to the Partners in the minimum amount necessary to cause the Partners' positive capital account balances to be in the ratio of their outstanding balances of Unreturned Capital Amounts (or as close thereto as possible), and then to the Partners in proportion to their Unreturned Capital Amounts until no Partner has a positive capital account balance; and thereafter in proportion to their then Percentage Interests.

          (d) In case of Contributed Property, items of income, gain, loss or deduction attributable thereto (including depreciation) shall be allocated, for Federal income tax purposes, first, among the Partners in a manner that takes into account the variation between the Agreed Value of such property and its Adjusted Basis at the time of contribution (in accordance with Section 704(c) of the Code) and second, any such remaining items shall be allocated in accordance with Section 7.2.1(a), (b) or (c), as appropriate.

          (e) To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership asset, the amount of any gain from such disposition allocated to (or recognized by) each of the Partners pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner (or a predecessor in interest) has been allocated or has claimed any deduction, or has been allocated a reduction in basis pursuant to Section 48(q) of the Code, directly or indirectly giving rise to the treatment of such gains Recapture Income.

          (f) In the case of any transfer of a Partner's Partnership Interest in the middle of a taxable year all Taxable Income and Loss shall be allocated on a pro rata basis, based on the number of days that each person was a Partner of the Partnership and the Partnership Interests held by such person during each of such days, without any interim closing of the books.

          (g) Notwithstanding the provisions of this Section 7.2.1. in the event income is recognized by the Partnership because of and at the time of the contributions of Contributed Property by a Partner on the Initial Closing Date or Final Closing Date, then all such income shall be allocated to the Partner that contributed such Contributed Property, prior to the allocations pursuant to Sections 7.2.1(a)-(f) above.

          Any adjustment made pursuant to the foregoing sentence that is required by Treasury Regulation Section 1.704-1(b) (2) (iv) to be reflected in a Partner's capital account shall immediately be offset by a negative adjustment to the Net Agreed Value of Contributed Property contributed by such Partner so that such Partner's capital account immediately subsequent to both of the adjustments provided in this Section 7.2.1(g) shall equal the Net Agreed Value of such Contributed Property immediately prior to the adjustment provided in this Section.

               7.2.2. Upholding of Tax Benefits.

          (a) It is intended that the allocations under this Section shall effect allocations for Federal income tax purposes in a manner consistent with Sections 704(b) and 704(c) of the Code and comply with any limitations or restrictions therein.

          (b) For federal income tax purposes, every item of income gain, loss, and deduction shall be allocated among the Partners in accordance with the allocations under Section 7.2 of this Amended Agreement.

               7.2.3 Tax Elections. The Manager may determine whether to make or to revoke, or to seek the revocation of any election available for Federal, state or local income tax purposes (including, without limitation, the elections provided for in Sections 167, 168 and 754 of the Code); provided, however, that the Manager shall make the election under Section 754 of the Code at the request of any Partner (but such Partner, and its successor in interest, shall thereafter bear any increased accounting or similar cost entailed by the making of such election); and provided that the Manager shall take no action that is inconsistent with the Tax Assumptions.

     8.  Management.

          8.1. Active and Inactive Partners.

               8.1.1. The Partners of the Partnership shall be either Active Partners or Inactive Partners. All Partners who are not Active Partners are Inactive Partners. Active Partners are Partners that are currently entitled to make use of the Transmission Line for transmitting electricity from said

Partner's (or its Partner Affiliate's) Project to SCE; for this purpose, a Partner (or its Partner Affiliate) shall be treated as so entitled notwithstanding the lease or license of use of the Transmission Line to a Lessee pursuant to Section 10. All Partners, both Active and Inactive Partners, are required to execute and comply with the Management Maintenance Agreement and separate Fee Agreement with the Manager. To be an Active Partner a Partner must, in addition, meet and continue to fulfill the following qualifications: (i) the Partner, or its Partner Affiliate, must own a Project, and (ii) the Partner or its Partner Affiliate must have executed and be in full compliance with the Technical Use Agreement with the Partnership. Partners who meet the foregoing qualifications shall be Active Partners, and Active Partners, or their Partner Affiliates, shall be entitled to make use of the Transmission Line for transmitting electricity from said Partner's, or from said Partner Affiliate's, Project to SCE and shall be entitled to participate more fully in the management of the Partnership than Inactive Partners. The Manager shall maintain a list of the Partners who are Active Partners. A Partner who has once become an Active Partner shall cease to be an Active Partner, shall be an Inactive Partner, and shall lose the privilege of being able to make use of the Transmission Line, if, and for the period of time that: (a) the Project of said Partner or its Partner Affiliate is not a Qualifying Facility or, even though it is a Qualifying Facility, the Project is of a size or operated in a manner which would deny the exemption set forth in 18 CFR 292.601 and 18 CFR 292.602 to any other Partner or Partner Affiliate or any similar exceptions arising under state law or (b) said Partner or its Partner Affiliate is in material breach of the Management and Maintenance Agreement, its Fee Agreement, the Technical Use Agreement, or this Amended Agreement, provided that the Partner has received written notice of said material breach from the Manager and, for a period of at least thirty (30) days, said Partner fails to cure said breach.

               8.1.2. Alpha Joshua, Alpha Joshua (Prime), Beta Willow and Beta Willow (Prime) shall each be deemed to be Active Partners, notwithstanding the non-fulfillment of the condition specified in Section 8.1.1(i) above, for a temporary period ending on the earlier of March 31, 1990 or the date of transfer of all of the beneficial interest in the stock of such Partner (the "Temporary Period"), and shall be entitled to use, or to license the proposed lessee of its Partner Affiliate to use, the Transmission Line in accordance with the terms of this Amended Agreement for the purpose off completion of construction and performance testing of a Project being developed for and to be acquired by such Partner or Partner Affiliate. Upon the conclusion of the Temporary Period, each of the above-named Partners shall cease to be Active Partners (and the temporary use of the Transmission Line permitted pursuant to this Section shall terminate). The above provisions shall not apply and the Temporary Period shall terminate once such Partner shall have satisfied all of the conditions to becoming an Active Partner set forth in Section 8.1.1 above.

          8.2. Overall Management. All Partners shall be entitled to participate in the management of the Partnership, although Active Partners shall have more management rights than Inactive Partners. Any act or action requiring a decision of the Partnership shall be made by the vote of all of the Partners or of just the Active partners or of just a Majority in Interest of the Active Partners, as is provided in Section 8.6 below.

          8.3. Day-to-Day Management and Transmission Line Service, Maintenance and Repair. The day-to-day management of the Partnership and the service, maintenance and repair of the Transmission Line shall be contracted to the Manager, which shall be a third person and not a Partner, pursuant to the Management and Maintenance Agreement approved by the Partners. Pursuant to said Management and Maintenance Agreement, the Manager shall be responsible for managing the day-to-day operations of the Partnership and the Transmission Line, for providing for the service, maintenance and repair of the Transmission Line, for maintaining the Partnership's books and records, and for managing the Partnership's funds and assets, all pursuant to such direction and control of the Partners as is set forth in said Management and Maintenance Agreement.

          8.4. Tax Matters Partner. The Tax Matters Partner shall have those duties ascribed to a "tax matters partner" pursuant to Sections 6221 through 6232 of the Code. The Tax Matters Partner shall contest, at the request of a Mojave Owner or its indemnitor, any proposed adjustment by the Internal Revenue Service or any state or local taxing authority to the extent and subject to the conditions, including the payment of all fees and expenses, set forth in any of the Tax Indemnity Agreements, as the same may be amended from time to time. The Tax Matters Partners shall also contest any proposed adjustment by the Internal Revenue Service or any state or local taxing authority if and when requested by a Majority in Interest of the Active Partners and in such event all of the fees and expenses of any such contest shall be shared among the Partners in proportion to their respective Percentage Interest.

          8.5. Tax Returns. The Manager shall timely prepare and file, or cause to be timely prepared and filed, for the Partnership all required federal, state and local tax returns with the appropriate authorities, copies of which shall be distributed to each Partner no later than sixty (60) days after the end of the tax year and at least thirty (30) days prior to the filing thereof. The federal income tax returns shall be prepared and filed in a manner consistent with the

Tax Assumptions unless contrary to a Tax Assumption Opinion. In the event that the Management and Maintenance Agreement is not in effect, then the cost or preparing such tax returns, if any, shall be an expense of the Partnership. Each Partner shall have the right to examine all of the Partnership's completed tax returns at any time.

          8.6. Actions Requiring Consent of the Partners.

               8.6.1. Unanimous Consent of All Partners. Notwithstanding any other provisions of this Amended Agreement or of the Management and Maintenance Agreement, each of the following actions or omissions by the Partnership or any Partner shall require the prior unanimous written consent of all the Partners:

          (a) Any act or omission in contravention of this Amended Agreement;

          (b) Possession of property of the Partnership for other than the purpose of the Partnership as set forth in Section 3, or engagement by the Partnership in any business other than that contemplated by such Section 3, or any sale, acquisition, disposition or hypothecation of any asset of the Partnership which would materially impair or change the business of the Partnership or the capacity utility, value, or economic life of the Transmission Line;

          (c) Any release, assignment, transfer, mortgage or hypothecation of a Partnership claim, security, commodity, or any other asset belonging to the Partnership, other than in the ordinary course of business or in connection with a matter contemplated by Section 8.6.2(i);

          (d) Commingling of funds of the Partnership with funds of any other person or entity; or,

          (e) Any amendment of this Amended Agreement or of the Development Agreement, or waiver of any provision thereof;

          (f) The admission of a new Partner other than as a permitted transferee under this Amended Agreement; or

          (g) Any action or omission which would jeopardize operations of the Partnership or of the Transmission Line, or the income tax benefits that would otherwise be realized by any Partner with respect to the Transmission Line or any Project or the status of the Transmission Line or any Project as a Qualifying Facility; provided, however, that no consent of a Defaulting Partner (as defined in the Management and Maintenance Agreement) shall be required pursuant to this paragraph(g).

               8.6.2. Unanimous Consent of Active Partners Only. Except as provided in Section 8.6.1 and notwithstanding any other provision of this Amended Agreement or of the Management and Maintenance Agreement, each of the following actions or omissions by the Partnership or any Partner shall require the prior unanimous written consent of all the Active Partners, but not of any Inactive Partner:

          (a) Confession of a judgment against the Partnership;

          (b) Except as expressly set forth, in Sections 5.1.5 and 5.3.3 of the Management and Maintenance Agreement, a pledge of the credit of the Partnership in any way except in the ordinary course of the Partnership's business;

          (c) An assignment for the benefit of the Partnership's creditors;

          (d) The borrowing of any money in the name of the Partnership or the lending of any money belonging to the Partnership;

          (e) The voluntary prepayment or extension of debt incurred by the Partnership;

          (f) The approval of all material contracts and agreements to which the Partnership is or may from time to time become a party including, without limitation, the Option Agreement, the Management and Maintenance Agreement and any Technical Use Agreement, but excluding this Amended Agreement and the Development Agreement, and all amendments, modifications, waivers, consents and determinations to be made by the Partnership in connection with any such contract or agreement (but excluding any amendment or waiver of this Amended Agreement or the Development Agreement requiring consent of all Partners pursuant to Section 8.6.1(e); provided that the Partnership may, with the approval of a Majority in Interest of the Active Partners, enter into, and consent to amendments, modifications, waivers and consents in connection with, any contract or agreement other than this Amended Agreement, the Management and Maintenance Agreement, the Option Agreement, the Technical Use Agreement and the Development Agreement, if such contract, amendment, modification, waiver or consent shall not adversely affect the capacity, utility, value or economic life of the Transmission Line;

          (g) The selection, removal, and changes in authority and responsibility of the Manager;

          (h) Adoption of and material changes to Partnership accounting practices and/or treatments; or

          (i) The commencement of litigation or arbitration on behalf of the Partnership, or the settlement of any litigation or arbitration.

               8.6.3. Consent of A Majority In Interest of Active Partners Only. Any other actions or omissions by the Partnership or any Partner that are not provided for above and that require an approval of the Partnership or of the Partners shall require the prior written consent of a Majority in Interest of the Active Partners.

               8.6.4. Consent of Affiliates and Contracting Parties. The consent of any Partner that is, or is an Affiliate of, (a) a party (other than in its capacity as a Partner) to an existing or proposed agreement with the Partnership, (b) Manager or (c) a party adverse to the Partnership in any existing or proposed litigation or arbitration shall not be required, and such Partner shall be disregarded for the purpose of determining unanimity of the Partners or the Active Partners or a Majority in Interest of the Active Partners, as appropriate, for the purposes of (w) Section 8.6.1(e) with respect to the Development Agreement only or 8.6.2(f) with respect to any such agreement; (x) Section 8.6.2(g) with respect, to matters concerning the Manager;
(y) 8.6.2(i) with respect to any such litigation or arbitration, or (z) 8.6.3 of this Amended Agreement with respect to any such matters.

          8.7. Expenditure of Funds. The prior approval of a Majority in Interest of the Active Partners shall be required for any expenditure on behalf of the Partnership in excess of $50,000.

     9.  Development and Building of the Transmission Line.

          The Partnership shall cause the Transmission Line to be developed and built in accordance with and pursuant to the Development Agreement.

     10. Lease of Partner's Project.

          Any Partner or Partner Affiliate may lease its interest in a Project under a lease and related documents (collectively, a "Lease") pursuant to which such Partner's or such Partner Affiliate's lessee agrees, among other things, to operate the Project (or interest therein) in a manner such that the Project will retain its character as a Qualifying Facility, and to assume and discharge all of the Partner's monetary obligations under this Amended Agreement. Such Partner, or such Partner Affiliate, shall, and shall be entitled to, grant to the lessee pursuant to such Lease a license to utilize such Partner's interest in the Transmission Line for the Project (or interest therein) subject to the

Lease and to assign its obligations under the Management and Maintenance Agreement, its Fee Agreement and its Technical Use Agreement, for a term coextensive with the term of the Lease. During the term of any such Lease, the other Partners and the Partnership shall look to the lessee for the payment and discharge of such Partner's monetary obligations which have been assumed by such lessee. A Partner shall give prompt written notice to the Partnership and the Manager of the and expiration or earlier termination of any Lease. The Partnership shall give prompt written notice to the affected Partner if any lessee defaults in the payment and discharge of any assumed obligation, and such Partner shall not be considered in default of such obligations hereunder if such default is cured within sixty (60) days of receipt of such notice from the Partnership. No such lease, or any license granted or assumption of obligations contained therein, shall constitute a transfer of any interest in the Partnership, not of any right, title or interest of the Partner in any assets of the Partnership or under this Amended Agreement, other than the license to the use of the Transmission Line referred to above.

     11.  Allocation of Percentage Interest.

          The allocation of Percentage Interests among the Partners is set forth on Exhibit A attached hereto. Each Active Partner or its Partner Affiliate or a lessee described in Section 10 is entitled to use, without charge or fee, the Transmission Line to the extent of such Active Partner's Percentage Interest. Each Inactive Partner is entitled to become an Active Partner upon compliance with the provisions of Section 8.1 of this Amended Agreement. Following any permitted transfer pursuant to Section 12 hereof, the Manager shall revise and update Exhibit A and distribute a copy thereof to each Partner.

     12.  Transfer of Partnership Interest.

          12.1. Restrictions on Transfer. In no event shall a Partner Affiliate transfer less than all of the shares of its Partner. In addition, except as provided in this Section 12 no Partner shall transfer all or any portion of its Partnership Interest and no Partner Affiliate shall transfer the shares of its Partner (collectively "transfer" with the recipient of such Partnership Interest or such shares being a "transferee"), whether voluntarily, by operation of law, at judicial sale or otherwise, to any person or entity. Any purported transfer not made in accordance with this Section 12 shall be null and void.

          12.2. Qualifications of Transferee and Procedures for Transfer. The Partnership and the Partners shall not be bound by an otherwise valid transfer, and no transferee shall be entitled to use any portion of the Transmission Line, unless the transferee meets the following qualifications and the transfer is accomplished in accordance with the following procedures:

               (i) The transferee shall demonstrate to the reasonable satisfaction of the Manager and the Partnership's counsel that such transferee or its Partner Affiliate is or will be an owner of a Qualifying Facility (or interest therein) including its interest in the Transmission Line;

               (ii) The transferee's or its Partner Affiliate's Project will use the Transmission Line solely to deliver to SCE electrical energy generated by said Project;

               (iii) If the transfer is of a Partnership Interest, the transferee has entered into a Fee Agreement with the Manager to pay for its share of the Manager's fees and its pro rata share of reimbursable expenses that is satisfactory to the Manager, and has become a party to and is in compliance with all the provisions of the Management and Maintenance Agreement, and, if the transferee is to become an Active Partner immediately, has entered into a Technical Use Agreement with the Partnership, and provides the Partnership with evidence of such satisfactory arrangements;

               (iv) The Percentage Interest related to the Partnership Interest to be transferred to the transferee equals or exceeds, in Mws, the product of 1.1 times the Nameplate Capacity Rating of the transferee's or its Partner Affiliate's, Project, and if the transfer is of a Partnership Interest, the transferor's retained Percentage Interest, if any, equals or exceeds, in Mws, the product of 1.1 times the Nameplate Capacity Rating of the transferor's retained Project, if any;

               (v) A counterpart of the instrument of transfer, executed and acknowledged by the parties thereto, is delivered to the Manager and to all of the Partners, and satisfactory evidence is included with the same that the proposed transferee fulfills all of the transferee's qualifications pursuant to this subsection 12.2;

               (vi) Any and all necessary third party consents to such transfer are obtained; and,

               (vii) In the opinion of Partnership counsel, reasonably acceptable to the Active Partners, (a) the transfer will not cause a termination of the Partnership under Section 708(b) (1)
          (B) of the Code, and (b) the transfer will not cause the Transmission Line or the Project of any Partner or Partner Affiliate to lose its status as a Qualifying Facility and, (c) if the Project of any Partner or Partner Affiliate is a Qualifying Facility that enjoys any or all of the exemptions set forth in 18 C.F.R. 292.601 and 18 C.F.R. 292-602 or any successor thereto or any similar exemptions arising under state law, that such Project or Projects will not lose any of such exemptions.

          Any proposed transfer that is not objected to within thirty (30) days of receipt by the Manager and other Partners of the instrument reflecting the transfer, and which on its face complies with the requirements of this subsection 12.2, shall be deemed in compliance with Section 12.2. The Manager shall advise the Partners when the transfer has taken place and shall provide the Partners with a revised Exhibit A listing all of the Partners and their respective Percentage Interests.

          12.3. Expenses. All reasonable expenses, including attorneys' fees, incurred by the Partnership or the other Partners in connection with the proposed transfer of a Partner's Partnership Interest shall be paid by the transferring Partner or by the transferee to the Manager, for the account of the Partnership, upon request therefor.

          12.4. Assignment For Security Purposes. Notwithstanding anything to the contrary in this Section 12, any Partner may assign, its Partnership Interest, or a Partner Affiliate may pledge the shares of a Partner, as security for a loan that is secured by both its Partnership Interest (or pledged shares) and by its or its Partner Affiliate's Project or rights to develop a Project that makes use, or will make use, of the Transmission Line; provided, however, that said assignment recognizes that any person succeeding to said Partnership Interest or pledged shares by foreclosure or transfer must comply with all of the conditions of this Section 12.

          12.5. Exceptions.

          (a) BJ or its Partner Affiliate (a Mojave Owner), AJ and BW or their Partner Affiliate (a Mojave Owner), and AJ-1 and BW-1 or their Partner
Affiliate (a Mojave Owner) has acquired or intends to acquire a Project or interest in a Project known either as Mojave Project 16, Mojave Project 17, or Mojave Project 18 (a "Mojave Project") leased or to be leased to a lessee pursuant to a Mojave Lease as permitted pursuant to Section 10 of this Amended Agreement (a "Mojave Transferee"). Such Partner (or Partners) or its or their Partner Affiliate, will be permitted to transfer its or their Partnership Interest, or all stock of such Partner or Partners, as appropriate, to a Mojave Transferee during the Temporary Period or in connection with exercise of rights of such Partner or Partners or its or their Partner Affiliate following the occurrence of an event of loss or event of default under the terms of the Mojave Lease with such Mojave Transferee, without being required to comply with Section 12 (except as provided in this Section 12.5) and such transfer shall be a valid transfer binding on the Partnership and the Partners; provided that such transfer shall be in connection with a transfer of all rights of such Partner or Partners and its or their Partner Affiliate in a Mojave Project to such Mojave Transferee, other than an interest as a secured creditor of such Mojave Transferee. Such Mojave Transferee shall be liable for all losses, liabilities, claims and damages of any Partner or the Partnership resulting from such transfer not being in compliance with Section 12 and shall be deemed to have assumed all obligations of the transferring Partner or Partners or Partner Affiliate hereunder, and under the Management and Maintenance Agreement and its or their Fee Agreements and Technical Use Agreements. Such Mojave Transferee shall, subsequent to such transfer, take, or in the case of acquisition by such Mojave Transferee of stock of a Partner or Partners, cause such Partner or Partners to take, all action necessary to cause such transfer to comply with
Section 12. If upon any such transfer to a Mojave Transferee, all of the terms and conditions of Section 12 have not been complied with by said Mojave Transferee, then the relevant Partner shall immediately become an Inactive Partner, and the relevant Project shall be immediately disconnected from the Transmission Line, until such time as all of the terms and conditions of Section 12 have been complied with by the Mojave Transferee.

          (b) If the Partner, or Partner Affiliate, is an owner trust, then the trustee of the owner trust (without limitation of its rights in Section 12.5(a)) may assign and delegate its right, title, interest, duties and obligations as trustee of said owner trust to a successor trustee, or to its beneficiary, without the necessity of complying with Section 12; provided that such transfer will not cause the Transmission Line or the Project of any Partner or Partner

Affiliate to lose its status as a Qualifying Facility and, if the Project of any Partner or Partner Affiliate is a Qualifying Facility that enjoys all of the exemptions set forth in 18 C.F.R. 292.601 and 18 C.F.R. 292.602 or any successor thereto or any similar exemptions arising under state law, that any of such Project or Projects will not lose any of such exemptions.

     13.  Dissolution of Partnership,

          13.1. Exclusivity. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership, except the matters specified in 13.2.

          13.2. Dissolution Events and Other Matters. The happening of any one of the following events or other matters shall work an immediate dissolution of the Partnership:

          (1) The Bankruptcy of any Partner; provided, however, that following such Bankruptcy, the Partnership shall be immediately reconstituted by all Partners unless a Majority in Interest of the Active Partners elect not to do so;

          (2) The sale of all or substantially all of the assets of the Partnership (except that if at least a portion of the purchase price of such sale is evidenced by a promissory note, the Partnership will not be dissolved by reason of such sale as long as the Partnership is the holder of such promissory note);

          (3) The unanimous agreement in writing of all of the Partners to dissolve the Partnership; or

          (4) The termination of the term of the Partnership pursuant to Section 4 hereof.

          Without limitation on the other provisions hereof, the admission of a new Partner shall not work a dissolution of the Partnership. Except as provided in Section 12 and in Section 15, each Partner agrees that, without the consent of the other Partners, a Partner may not withdraw from the Partnership; provided, however, that this sentence shall not prevent the voluntary dissolution of a Partner,

          13.3. Right to Continue Partnership Business. In the event of the dissolution of the Partnership for any permitted reason, and in addition to the reconstitution of the Partnership following the Bankruptcy of a Partner pursuant to Section 13.2(1), the Partners shall have the option, upon the consent of all of them (other than any Partner which may have become bankrupt, resigned, dissolved or been expelled from the Partnership), to form a new (or reform the existing) partnership, on such terms and conditions as may be agreed upon, for the purpose of continuing the Partnership business. The Partnership Interest of any Partner that may have become bankrupt, resigned, dissolved or been expelled from the Partnership shall be liquidated pursuant to Section 13.6. Unless the Partners so agree (other than any Partner which may have become bankrupt, resigned, dissolved or been expelled from the Partnership), the Partnership shall be liquidated and shall immediately commence, to wind-up its affairs as provided in Section 13.4 hereof.

          13.4. Post-Dissolution Matters. Upon the occurrence of any of the events specified in Section 13.2 (other than in Section 13.2(1), a Majority in Interest of Active Partners (which would not include any Partner which may have become bankrupt, dissolved, resigned or been expelled from the Partnership) shall commence to wind up the affairs of the Partnership and to liquidate its investments; provided, however, that pursuant to Section 13.3, all of the Partners (other than any Partners which may have been bankrupt, resigned, dissolved or been expelled from the Partnership) may agree to form a new (or reform the existing) Partnership) may agree to form a new (or reform the existing) Partnership. The Partners and their successors and permitted assignees shall continue to share Taxable Income or Loss, and Gain or Loss on Disposition during the period of such liquidation in the same manner and proportion as immediately before the dissolution (other than any Partners which may have been bankrupt, resigned, dissolved or been expelled from the Partnership). Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation and subject to the right of a Partnership majority to set up such cash reserves as and for so long as it or they may deem reasonably necessary, the proceeds of liquidation and any other funds of the Partnership shall be distributed to the Partners (after deducting from a Partner's distributive share of such proceeds any sum such Partner owes (i) the Partnership, (ii) another Partner under 17.11 hereof, or (iii) pursuant to the Management and Maintenance Agreement or such Partner's Fee Agreement) in accordance with Section 13.6 hereof.

          13.5. Termination and Right to Distributions. No Partner shall have any right to demand or receive property other than cash with respect to any distribution by the Partnership, including any distribution by the Partnership, including any distribution upon dissolution and termination of the Partnership unless such Partner or its Partner Affiliate still owns a Project in which case the Partner shall have a right to demand a distribution of an undivided interest in the assets of the Partnership corresponding to its Percentage Interest. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Partners shall execute any and all documents required in its or their judgment to effectuate the dissolution and termination of the Partnership. Except as provided in

Section 7.1.1, each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contribution thereto and its share of Taxable Income or Loss and Gain or Loss on Disposition thereof.

          13.6. Specified Liquidation. Notwithstanding anything to the contrary in this Agreement, upon Liquidation (as defined below) of the Partnership, the proceeds of such Liquidation shall be distributed in accordance with the positive capital account balances of the Partners, and upon Liquidation of any Partner's Partnership Interest the proceeds of such Liquidation shall be distributed in accordance with the positive capital account balance of such Partner, in each case as determined after taking into account all capital account adjustments for the Partnership taxable year during which such Liquidation occurs by the end of such taxable year (or, if later, within 90 days after the date of such Liquidation). "Liquidation" shall mean (i) when used with reference to the Partnership, the earlier of (x) the date upon which the Partnership is terminated under Section 708(b) (1) of the Code or (y) the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of (x) the date upon which there is a Liquidation of the Partnership or (y) the date upon which such Partner's entire Interest. in the Partnership is terminated other than by transfer, assignment or other disposition to a person other than the Partnership. The Liquidation of a Partner's entire interest shall be accomplished in accordance with Section 15.

     14.  Bankruptcy of a Partner.

          In the event of a reconstitution of the Partnership following the Bankruptcy of a Partner, the Partner in Bankruptcy may transfer its Partnership Interest in accordance with the provisions of Section 12. In the event the Partner in Bankruptcy chooses not to, or, for any reason whatsoever, is unable to, transfer its Partnership Interest pursuant to Section 12, then the trustee or successor-in-interest of the Partner in Bankruptcy shall withdraw from the Partnership in accordance with the provisions of Section 15; provided, however, that a Partner in Bankruptcy under Chapter 11 of the United States Bankruptcy Code may remain a Partner as long as it meets and fulfills all of its duties and obligations as a Partner pursuant to this Amended Agreement.

     15.  Withdrawal of a Partner.

          15.1. Mandatory Withdrawal. A Partner shall immediately become an Inactive Partner and its Project or the Project of its Partner Affiliate shall be immediately disconnected from the Transmission Line if the Project owned or operated by such Partner or its Partner Affiliate that utilizes the Transmission Line shall cease to be a Qualifying Facility (a "Non-Qualifying Facility"). In addition, the Partner (or its Partner Affiliate) owning or operating such Non-Qualifying Facility shall be required to withdraw immediately from the Partnership, and its Percentage Interest shall be re-allocated among the remaining Partners, unless, within sixty (60) days thereafter, such Partner obtains an order or no-action letter from FERC, or an opinion of counsel reasonably acceptable to the Partnership, to the effect that the continued ownership of the Partnership Interest by such Partner, or the continued ownership of the disconnected Non-Qualifying Facility by such Partner or its Partner Affiliate, does not adversely affect (A) the benefit to the other Partners of the order of FERC set forth at 44 FERC ss. 61,442, as the same may have been extended or modified by further FERC orders or (B) the Qualifying Facility status of the Projects owned and operated or leased by the other Partners or their respective Partner Affiliates or the status of the Transmission Line as a part of one or more Qualifying Facilities. In the alternative, if the reasons for Non-Qualifying Facility status relate to the ownership of the Partnership Interest or the affected Project, the Partner may elect, within such sixty (60) days, to transfer its Partnership Interest in accordance with Section 12 hereof, or to transfer the ownership of the Project, so that the Partner's or the Partner Affiliate's Project shall be a Qualifying Facility (except as for otherwise permitted by Section 12.5). A Partner withdrawing from the Partnership pursuant to this Section 15.1 shall promptly comply with clauses (ii), (iii), and (iv) of Section 15.2.

          15.2. Restrictions. Except as provided in Section 15.1, a Partner may withdraw from the Partnership only as permitted by the provisions of this
Section 15.2. A Partner may not withdraw from the Partnership unless the withdrawal is accomplished in accordance with all of the following procedures and requirements:

               (i) The withdrawing Partner has given thirty (30) days' written notice to the Manager and to all other Partners of its intent to withdraw.

               (ii) The withdrawing Partner relinquishes all of its Partnership Interest subject to the interest of its secured lenders, to the Partnership, subject to the right of the withdrawing Partner to receive its capital account as provided below;

               (iii) The withdrawing Partner provides, in a manner satisfactory to the remaining Partners, for the funding of its proportionate share of any unfunded fixed or contingent liabilities of the Partnership; and,

               (iv) The withdrawing Partner repays any indebtedness owed by it to (x) the Partnership, (y) to another Partner under Section
          17.11 hereof, or (z) pursuant to the Management and Maintenance Agreement or such Partner's Fee Agreement.

          Once a Partner has surrendered its Partnership Interest to the Partnership as set forth above in Section 15.1 or in this Section 15.2, the withdrawing Partner shall be relieved of all further duties and obligations with respect to the Partnership, and shall not be entitled to any further benefits thereof, and the Manager shall allocate among the remaining Partners, in proportion to their respective Percentage Interests, the Percentage Interest of the withdrawinq Partner. Upon withdrawal from the Partnership, the withdrawing Partner's capital account shall be fixed at an amount certain, which amount certain shall be paid to the withdrawing Partner upon Liquidation of the Partnership.

          15.3. The withdrawal of a Partner pursuant to Section 15.1 or Section
15.2 shall not result in a dissolution of the Partnership.

     16.  [This Section Intentionally Left Blank]

     17.  Miscellaneous Provisions.

          17.1. Addresses and Notices. The address of each party hereto for all purposes hereof shall be the address set forth below or such other address of which all other parties hereto have received written notice. All communications or notices provided for or permitted hereunder shall be in writing, and may be personally delivered (including delivery by private courier services), or sent by telex, telecopy or other direct written electronic means, charges prepaid, or by overnight express mail charges prepaid, to the party entitled thereto. Any communication or notice so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication or notice so transmitted by telex, telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the date on which it is transmitted so long as it is received during normal business hours and otherwise on the next succeeding business day. Any communication sent by overnight express mail shall be deemed to have been validly and effectively given on the business day following the day of which it was deposited in the United States mail.

     If to AM:                     Alpha Mariah, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attention:  President

     If to BM:                     Beta Mariah, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attention:  President

     If to GM                      Gamma Mariah, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attention:  President

     If to DM:                     Delta Mariah, Inc.
                                   1455 Frazee Road
                                   San Diego, CA  92108-1336
                                   Attention:  President

     If to AW:                     Alpha Willow, Inc.
                                   1455 Frazee Road
                                   San Diego, CA  92108-1336
                                   Attention:  President

     If to BJ:                     U.S. Trust of California, N.A.
                                   555 South Flower Street
                                   Los Angeles, CA  90071
                                   Attention: Corporate Trust Department

                                   With a copy to:

                                   CIBC Leasing, Inc.
                                   425 Lexington Avenue
                                   New York, New York  10017
                                   Attention:  Mr. Peter Lofquist

     If to AJ or
     to BW:                        c/o Bankers Trust Company of California,
                                     N.A.
                                   50 Fremont Street
                                   San Francisco, California 94015
                                   Attention: Corporation Trust and Agency
                                     Group

                                   With copies to:

                                   EDS Financial Corporation
                                   1925 W. John Carpenter Frwy., 5-B
                                   Irving, Texas  75063
                                   Attention:  Mr. Sam M. Ray

     If to AJ-1
     or to
     BW-1:                         c/o Bankers Trust Company of California,
                                     N.A.
                                   50 Fremont Street
                                   San Francisco, California 94105
                                   Attention: Corporation Trust and Agency
                                     Group

                                   With copies to:

                                   ESI Energy, Inc.
                                   100 Australian Avenue, #304
                                   West Palm Beach, Florida  33406
                                   Attention: Kenneth W. Oberg, Vice
                                     President

                                   and

                                   Dewey, Ballatine, Bushby,
                                     Palmer & Wood
                                   140 Broadway
                                   New York, New York  10005
                                   Attention:  Thomas C. Mazza, Esq.

     If to SP11:                   Sagebrush Partner Eleven, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP12:                   Sagebrush Partner Twelve, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP13:                   Sagebrush Partner Thirteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP14:                   Sagebrush Partner Fourteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP15:                   Sagebrush Partner Fifteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP16:                   Sagebrush Partner Sixteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP17:                   Sagebrush Partner Seventeen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

     If to SP18:                   Sagebrush Partner Eighteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA 92108-1336
                                   Attn: President

     If to SP19:                   Sagebrush Partner Nineteen, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA 92108-1336
                                   Attn: President

     If to SP20:                   Sagebrush Partner Twenty, Inc.

                                   1455 Frazee Road, Suite 300
                                   San Diego, CA 92108-1336
                                   Attn:  President

     If to SP21:                   Sagebrush Partner Twenty-One, Inc.
                                   1455 Frazee Road, Suite 300
                                   San Diego, CA  92108-1336
                                   Attn:  President

          17.2. Successors and Assigns. This Amended Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Partners. No party may assign or transfer this Amended Agreement, in whole or in part, except as provided by Sections 12.1 through 12.5 hereof.

          17.3. Waiver. Unless otherwise expressly provided herein, no delay or omission by the parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such rights or remedy and shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion.

          17.4. GOVERNING LAW. THIS AMENDED AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF CALIFORNIA.

          17.5. Jurisdiction and Venue. The parties hereto agree that any and all disputes with respect to this Partnership Agreement, or the Management and Maintenance Agreement, or any Fee Agreement, or the Technical Use Agreement, shall be resolved by the federal or state courts located in Los Angeles County, California, and all parties hereto do hereby consent to the jurisdiction and venue of said courts and hereby waive any and all objections to such jurisdiction and venue.

          17.6 Effect of Section Headings. Section headings appearing in this Amended Agreement are inserted for convenience or reference only, and shall in no way be construed to be interpretations of text.

          17.7 Amendments. This Amended Agreement may only be modified or amended by an instrument in writing duly executed and delivered by all of the parties hereto or their duly authorized representatives.

          17.8 Entire Agreement. The terms and conditions set forth herein constitute the complete and exclusive statement of the agreement between the

Partners relating to the subject matter of this Amended Agreement, superseding all previous negotiations and understandings.

          17.9 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other parties may reasonably require to consummate, evidence or confirm the agreements, contained herein in the manner contemplated hereby.

          17.10 Partial Invalidity. If any provision of this Amended Agreement is found to be invalid by any court, the invalidity of such provision shall not affect the validity of the remaining provisions hereof.

          17.11 Cross-Indemnity. Each Partner (each, an "Indemnitor"), for and on behalf of itself and its agents, successors and assigns, shall defend, indemnify and hold harmless each other Partner, and each other Partner's Partner Affiliate, and their respective agents, successors and assigns (each, an "Indemnitee"), from and against any and all losses, liabilities, claims and damages incurred by or asserted against an Indemnitee as a result of the negligence or willful misconduct of such Indemnitor or such Indemnitors breach of any of its duties or obligations under this Amended Agreement. All of the obligations of the Partners under this Amended Agreement shall be several obligations, and shall not be joint obligations or joint and several obligations.

          17.12 Date of Agreement. Although this Amended Agreement is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Amended Agreement shall be effective on the date provided below.

          IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement on October _____, 1989 with effect as of the date first above written.


ALPHA JOSHUA, INC.,                         BETA WILLOW, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------

ALPHA JOSHUA (PRIME), INC.,                 BETA WILLOW (PRIME),
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


BETA JOSHUA, INC.,                          ALPHA WILLOW, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/ Robert L. Eisen
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


ALPHA MARIAH, INC.,                         BETA MARIAH, INC.,
a California corporation                    a California corporation

By: /s/ Robert L. Eisen                     By: /s/ Robert L. Eisen
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


GAMMA MARIAH, INC.,                         DELTA MARIAH, INC.,
a California corporation                    a California corporation

By: /s/ Robert L. Eisen                     By: /s/ Robert L. Eisen
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


SAGEBRUSH PARTNER ELEVEN, INC.,             SAGEBRUSH PARTNER TWELVE, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------

SAGEBRUSH PARTNER THIRTEEN, INC.,           SAGEBRUSH PARTNER FOURTEEN, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


SAGEBRUSH PARTNER FIFTEEN, INC.,            SAGEBRUSH PARTNER SIXTEEN, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


SAGEBRUSH PARTNER SEVENTEEN, INC.,          SAGEBRUSH PARTNER EIGHTEEN, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


SAGEBRUSH PARTNER NINETEEN, INC.,           SAGEBRUSH PARTNER TWENTY, INC.,
a California corporation                    a California corporation

By: /s/                                     By: /s/
   ----------------------------                ---------------------------------
Its:                                        Its:
    ---------------------------                 --------------------------------
Date:                                       Date:
     --------------------------                  -------------------------------


SAGEBRUSH PARTNER TWENTY-ONE, INC.,
a California corporation

By: /s/
   ----------------------------
Its:
    ---------------------------
Date:
     --------------------------

                                    EXHIBIT A
                                    ---------
                              Percentage Interests


                 Project         Percentage        Allocated         Capital
 Partner           MW             Interests           MW           Contribution
---------      -----------      ------------      -----------     --------------

BJ             25.000 MW        6.55 %            27.500 MW           1,974,000

AJ             15.600 MW        4.09 %            17.160 MW           1,232,400

AJ PRIME       14.400 MW        3.77 %            15.840 MW           1,137,600

BW             15.600 MW        4.09 %            17.160 MW           1,232,400

BW PRIME       14.400 MW        3.77 %            15.840 MW           1,137,600

AM             25.000 MW        6.55 %            27.500 MW           1,974,000

BM             25.000 MW        6.55 %            27.500 MW          1,974,,000

GM             15.000 MW        3.93 %            16.500 MW           1,185,000

DM             10.000 MW        2.62 %            11.000 MW             790,000

AW             3.500 MW         0.92 %             3.850 MW            277,000

SP11           27.110 MW        7.10 %            29.821 MW           2,141,000

SP12           9.300 MW         2.44 %            10.230 MW             736,000

SP13           5.030 MW         1.32 %             5.533 MW             398,000

SP14           14.560 MW        3.81 %            16.016 MW           1,149,000

SP15           77.000 MW        20.17 %           84.700 MW           6,081,000

SP16           22.050 MW        5.78 %            24.255 MW           1,743,000

SP17           14.400 MW        3.77 %            15.840 MW           1,137,000

SP18           21.600 MW        5.66 %            23.760 MW          1,706,,000

SP19           1.800 MW         0.47 %             1.9680 MW            142,000


                                      -40-

SP20           20.150 MW        5.25 %            22.165 MW           1,592,000

SP21           5.318 MW         1.36 %            5.850 MW              411,000

Total:         381.818 MW       100.00%           420.000 MW        $30,150,000

                                   EXHIBIT B

                                Tax Assumptions

The Tax Assumptions set forth below are assumptions to be used solely for the purpose of preparing and filing the Partnership's Federal tax return and shall in no way affect any Partner's rights under any other document. These assumptions shall not be construed as a representation, warranty or covenant as to any tax consequence.

          (1) The Partnership will constitute a partnership as defined in
     Section 7701(a) (2) of the Code; each Partner will be treated as a partner in the Partnership; and each Partner, as a partner in the Partnership, will be entitled and required to take into account in computing its Federal taxable income and tax liability its allocable share of all items of income, gain, deduction and loss of the Partnership and its share of "qualified investment" in "section 38 property" (within the meaning of Section 46(c) of the Code) of the Partnership.

          (2) The Partnership shall use (a) the calendar year as its taxable year and (b) the accrual method of accounting.

          (3) Each taxable year of the Partnership will consist of a full twelve-month period except for the Partnership's 1989 taxable year ending December 31, 1989 (the "1989 Taxable Year").

          (4) The 1989 Taxable Year will be a short first taxable year, within the meaning of Section 168(f)(5) of the Internal Revenue Code of 1986, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 (the "1986 Act") (the "Old Code"), and a "short period" within the meaning of Section 443 of the Code that will commence by October 31, 1989, and for purposes of determining the allocation of depreciation deductions allowable under Section 168 of the Old Code, the Partnership's 1989 Taxable Year will commence on the date that the Transmission Line (or a portion thereof) is placed in service by the Partnership.

          (5) Prior to the execution and delivery of this Amended Agreement by the parties thereto, (a) the Transmission Line had not been placed in service by any person and (b) the Transmission Line was not used by any person in a manner which would preclude the "original use" thereof (within the meaning of Section 48(b) of the Code) from commencing with the Partnership on or after the execution of this Amended Agreement, and, at the time the Transmission Line (or a portion thereof) is placed in service, the Partnership will be the sole owner thereof.

          (6) In the hands of the Partnership, the Transmission Line qualifies and will continue to qualify as property to which the amendments made by Section 201 of the 1986 Act do not apply and which (to the extent such property qualifies as "section 38 property" within the meaning of Section 48(a) of the Code) is "transition property" within the meaning of Section 49(e)(1) of the Code.

          (7) The "unadjusted basis" of the Transmission Line in the hands of the Partnership is equal to $30,150,000 (the "Total Line Basis"). Of the Total Line Basis, an amount equal to $17,198,024 is attributable to the portion of the Transmission Line that extends to the SCE substation at Antelope, California (the "Phase I Property"), and an amount equal to $12,951,976 is attributable to the portion of the Transmission Line that extends from Antelope to the SCE substation at Vincent, California (the "Phase 2 Property").

          (8) The Total Line Basis consists of: (a) property that qualifies as "new section 38 property" within the meaning of Section 48(b) of the Code and "5-year property" within the meaning of Section 168 (b)
     (2) (B) of the Old Code in an amount equal to 56.5% of such basis (the "ACRS Property"); (b) real property interests that are amortizable on a straight-line basis over a period of 84 years in an amount equal to 31.4% of such basis (the "Real Property"); (c) interconnection facilities owned and financed by the Partnership that are amortizable on a straight-line basis over the 30-year term of the Desert Winds I Power Purchase Agreement and the Desert Winds III Power Purchase Agreement in an amount equal to 10.1% of such basis (the "PPA-Related Property"); and real property interests that are not depreciable or amortizable equal to 2.0% of the basis.

          (9) The Phase 1 Property of the Transmission Line will be placed in service by October 31, 1989 and the Phase 2 Property will be placed in service prior to January 1, 1990.

          (10) Each Partner that is a Partner on the date that the Phase I Property is placed in service will be entitled to take into account separately its share of the Partnership's qualified investment in section 38 property equal to such Partner's Percentage Interest of the portion of the Phase 1 Property that constitutes ACRS Property, and each such Partner will be entitled to an investment tax credit pursuant to Section 38 of the Code (the "Investment Credit") equal to
     (x) such Partner's Percentage Interest on the date that the Phase 1 Property is placed in service multiplied by (y) 6.5 percent of the unadjusted basis of the Phase 1 Property that constitutes ACRS Property in the taxable year of such Partner that includes or ends with the end of the Partnership's 1989 Taxable Year, all in accordance with Treasury Regulations Sections l.46-3(f)(2)(i) and 1.704-1
     (b)(4)(ii).

          (11) Each Partner that is a Partner on the date that the Phase 2 Property is placed in service will be entitled to take into account separately its share of the Partnership's qualified investment in
     Section 38 property equal to such Partner's Percentage Interest of the portion of the Phase 2 Property that constitutes ACRS Property, and each such Partner will be entitled to an Investment Credit equal to
     (x) such Partner's Percentage interest on the date that the Phase 2 Property is placed in service multiplied by (y) 6.5 percent of the unadjusted basis of the Phase 2 Property that constitutes ACRS Property in the taxable year of such Partner that includes or ends with the end of the Partnership's 1989 Taxable Year, all in accordance with Treasury Regulations Sections 1.46-3(f)(2)(i) and 1.704-l(b)(4)(ii).

          (12) The Partnership will be entitled to deductions, and each Partner will be entitled to its allocable share of deductions, under the accelerated cost recovery system of Section 168 of the Old Code with respect to the "unadjusted basis" (as such term is used in Section 168(d)(1) of the Old Code) of the portion of the Total Line Basis that constitutes ACRS Property equal to 93.5% of the unadjusted basis of such property multiplied by the following percentages in the taxable year of the Partnership indicated:

          YEAR                                 PERCENTAGE
          ----                                 ----------

          1989                               (X/121 x 15)%
          1990                                      22.00%
          1991                                      21.00%
          1992                                      21.00%
          1993                                      21.00%
          1994                             (12-X/12 X 15)%

          (13) The Partnership will be entitled to amortization deductions, and each Partner will be entitled to its allocable share of amortization deductions, with respect to the portions of the cost of the Phase 1 Property and the Phase 2 Property that constitute Real Property equal to the unadjusted basis of each such property amortized on a straight-line basis over a period of 84 years from the date that each such property is placed in service.

          (14) The Partnership will be entitled to amortization deductions, and each Partner will be entitled to its allocable share of amortization deductions, with respect to the portions of the cost of the Phase 1 Property and the Phase 2 Property that constitute PPA-Related Property equal to the unadjusted basis of each such property amortized on a straight-line basis over a period of 30 years from the date that each such property is placed in service.

          (15) Each Partner's allocable share of Partnership depreciation and amortization deductions, shall be proportionate to such Partner's respective Percentage Interest.

          (16) The allocations set forth in the Partnership Agreement have substantial economic affect, within the meaning of Section 704(b) of the Code, or, in the case of qualified investment in section 38 property giving rise to Investment Credit, are deemed to be in accordance with each Partner's Percentage Interest in the Partnership.

          (17) No Partner shall be allocated any item of income, gain, loss, or deduction, or any share of qualified investment in section 38 property except as set forth in (i) these Tax Assumptions and (ii)



---------------
1. For purposes of this Tax Assumption x equals the number of months (or part months) in the Partnership's 1989 Taxable Year.

     Section 7.2.1.(g) of this Amended Agreement, as in effect on the date of execution and delivery of such Agreement.

          (18) The Tax Matters Partner will elect to deduct the Partnership's start-up expenditures and expenses, if any, incurred in re-organizing the Partnership ratably over a sixty-month period as provided in Sections 195 and 709 of the Code.

          (19) For New York state income tax purposes, the Transmission Line shall be treated as new property that is depreciable over a 30-year depreciation period, utilizing the 200% declining balance method switching to sum-of-the-year's digits method in the optimum year, and utilizing a net salvage value of 10% after taking into account the 10% salvage basis allowance reduction permitted under
     Section 167(f) of the Code and the application of the half-year convention.













Draft:  October 23, 1989

                                 EXHIBIT B

                      REPRESENTATIONS AND WARRANTIES

                            IN CONNECTION WITH

                            PURCHASE OF SHARES

ToyoWest II
1455 Frazee Road, Suite 300
San Diego, CA 92108-1336

     Re:  Purchase of Shares (the "Shares") of                   , a
                                               ------------------
          California corporation (the "Corporation")
          ---------------------------------------------------------

     In connection with the purchase by the undersigned of the Shares of the Corporation, which Corporation is a partner in Sagebrush, a California general partnership ("Sagebrush"), the undersigned represents and warrants as follows:

     1. Purchaser has the necessary business and financial experience to evaluate the merits and risks of purchasing the Shares and to protect its interests in connection therewith.

     2. Purchaser is acquiring the shares in good faith for its own account and for the purpose of investment in the Corporation and not with a view to or for sale in connection with any distribution of such Shares or any interest therein.

     3. Purchaser and Purchaser's advisors have been given the opportunity to investigate the proposed purchase of Shares and to ask questions and request additional information from ToyoWest II or the Corporation in connection with this purchase of the Shares and regarding Sagebrush. All questions asked have been adequately answered and any additional information requested has been supplied.

     4. Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under the securities laws of any state, and that the Shares shall have the status of securities acquired under Section 4(2) of the Act, as not involving any public offering, and, as such, the Shares will be subject to substantial restrictions on transferability and will bear a legend to similar effect. The Shares will be subject to additional restrictions on transferability by virtue of the terms and conditions of Section 12 of the Sagebrush Partnership Agreement.

Date:              , 19
       ------------    ---                   -----------------------------------

                                             By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                   EXHIBIT C

                              CONVEYANCE OF SHARES

     FOR VALUABLE CONSIDERATION, and pursuant to the terms and conditions of that certain Confidential Option Agreement to Purchase Shares with respect to
Sagebrush Transmission Line dated as of November   , 1989 by and between Zond
                                                 --
Systems, Inc., a California corporation ("Zond"), and ToyoWest II, a California general partnership ("ToyoWest II"), the undersigned, ToyoWest II, (i) hereby
transfers and conveys to                         ("Purchaser") all of its right,
                         -----------------------
title, and interest in and to the              (        ) Shares (the "Shares")
                                  ------------  --------
of                 , a California corporation (the "Corporation"), which Shares
   ----------------
it hereby represents and warrants constitute 100% of the outstanding and issued shares of the Corporation, (ii) hereby agrees to cooperate fully with Purchaser in completing the transfer of the Shares and effecting the change of registered ownership of the Shares on the books of the Corporation, and (iii) hereby delivers to Purchaser the Corporate Minute Book and corporate seal for the Corporation whose Shares are being transferred hereby.

Dated:                , 19                  ToyoWest II
        --------------    --
                                            By:  Seawest Industries, Inc.,
                                                 a California Corporation,
                                                 General Partner


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                            By:  Toyo Construction Company
                                                 a California Corporation,
                                                 General Partner


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                         Sagebrush Partner Twenty, Inc.

                                  Pro - Forma
                          Balance Sheet as of 2/22/90

--------------------------------------------------------------------------------

Cash                                                             $   100

Investment in Sagebrush
Partnership (20)                                               1,592,000
                                                              ----------

Total Assets                                                  $1,592,100



Common Stock                                                     $   100

Additional Paid-In Capital                                     1,592,000
                                                              ----------

Total Equity                                                  $1,592,100

                        Sagebrush Partner Nineteen, Inc.

                                  Pro - Forma
                          Balance Sheet as of 2/22/90

--------------------------------------------------------------------------------

Cash                                                         $     100

Investment in Sagebrush
Partnership (19)                                               142,000
                                                              --------

Total Assets                                                  $142,100



Common Stock                                                  $    100

Additional Paid-In Capital                                     142,000
                                                              --------

Total Equity                                                  $142,100

                        Sagebrush Partner Eighteen, Inc.

                                  Pro - Forma
                          Balance Sheet as of 2/22/90

--------------------------------------------------------------------------------

Cash                                                          $      100

Investment in Sagebrush
Partnership (18)                                               1,706,000
                                                              ----------

Total Assets                                                  $1,706,100



Common Stock                                                  $      100

Additional Paid-In Capital                                     1,706,000
                                                              ----------

Total Equity                                                  $1,706,100

                       Sagebrush Partner Seventeen, Inc.

                                  Pro - Forma
                          Balance Sheet as of 2/22/90

--------------------------------------------------------------------------------

Cash                                                          $      100

Investment in Sagebrush
Partnership (17)                                               1,137,000
                                                              ----------

Total Assets                                                  $1,137,100



Common Stock                                                  $      100

Additional Paid-In Capital                                     1,137,000
                                                              ----------

Total Equity                                                  $1,137,100

                        Sagebrush Partner Sixteen, Inc.

                                  Pro - Forma
                          Balance Sheet as of 2/22/90

--------------------------------------------------------------------------------

Cash                                                          $      100

Investment in Sagebrush
Partnership (16)                                               1,743,000
                                                              ----------

Total Assets                                                  $1,743,100



Common Stock                                                  $      100

Additional Paid-In Capital                                     1,743,000
                                                              ----------

Total Equity                                                  $1,743,100